SUBADVISORY CONTRACT AMONG THE TRUST, ON BEHALF
                  OF CLEARWATER GROWTH FUND, CMC AND PARAMETRIC


                              SUBADVISORY CONTRACT


         AGREEMENT made as of the 10th day of September, 2003, by and among CLEARWATER INVESTMENT TRUST, a Massachusetts business trust (the "Trust"), CLEARWATER MANAGEMENT CO., INC., a Minnesota corporation (the "Manager"), and PARAMETRIC PORTFOLIO ASSOCIATES (the "Subadviser").


                              W I T N E S S E T H:

         WHEREAS, the Manager desires to utilize the services of the Subadviser as financial counsel with respect to the Clearwater Growth Fund (the "Fund"), a separate series of the Trust; and

         WHEREAS, the Subadviser is willing to perform such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and benefits herein contained, it is agreed as follows:

         1. The Subadviser's Services. The Subadviser will serve the Manager as financial counsel with respect to the Fund which is under the management of the Manager pursuant to the Management Contract dated May 1, 1998 between the Manager and the Trust. Subject to the supervision of the Manager and the Trust's Board of Trustees, the investment policies and restrictions applicable to the Fund as set forth in the registration statement of the Trust filed with the Securities and Exchange Commission and such resolutions as from time to time may be adopted by the Trust's Trustees and furnished to the Subadviser, the Subadviser is hereby authorized and directed and hereby agrees to develop, recommend and implement such investment program and strategy for the Fund as may from time to time in the circumstances appear most appropriate to the achievement of the investment objectives of the Fund as stated in the aforesaid registration statement, to provide research and analysis relative to the investment program and investments of the Fund, to determine what securities should be purchased and sold and what portion of the assets of the Fund should be held in cash or cash equivalents or other assets and to monitor on a continuing basis the performance of the portfolio securities of the Fund. In addition, the Subadviser will place orders for the purchase and sale of portfolio securities and will advise the Manager and the custodian for the Fund on a prompt basis of each purchase and sale of a portfolio security specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer. From time to time as the Trustees of the Trust or the Manager may reasonably request, the Subadviser will furnish to the Trust's officers and to each of its Trustees reports on portfolio transactions and reports on issues of securities held by the Fund, all in such detail as any such Trustee or the Manager may reasonably request. The Subadviser also will inform the Trust's officers and Trustees on a current basis of changes in investment strategy or tactics. The Subadviser will make its officers and employees available to meet with the Trust's officers and Trustees and the Manager's officers and Directors at least quarterly on due notice to review the investments and investment program of the Fund in the light of current and prospective economic and market conditions.

         2. Avoidance of Inconsistent Position.

                  (a) In connection with purchases and sales of portfolio securities for the account of the Fund, the Subadviser will not act as a principal or agent or receive any commission except as permitted by the Investment Company Act of 1940, as amended (the "1940 Act"). The Subadviser shall arrange for the placing of all orders for the purchase and sale of portfolio securities for the Fund's account with brokers or dealers selected by the Subadviser. In the selection of such brokers or dealers and the placing of such orders, the Subadviser is directed at all times to seek for the Fund the most favorable execution and net price available except as otherwise described herein. It is understood that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Subadviser is authorized to place orders for the purchase and sale of securities for the Fund with such brokers consistent with the requirements of Section 28(e) of the Securities Exchange Act of 1934, subject to review by the Trust's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Subadviser in connection with its services (and the services of the Subadviser's affiliates) to other clients.

                  (b) On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Subadviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

         3. Other Agreements, etc. It is understood that any of the shareholders, Trustees, officers and employees of the Trust may be a shareholder, director, officer or employee of, or be otherwise interested in, the Subadviser, any interested person (as defined in the 1940 Act) of the Subadviser, any organization in which the Subadviser may have an interest or any organization which may have an interest in the Subadviser and that the Subadviser, any such interested person or any such organization may have an interest in the Trust. It is also understood that the Subadviser, the Manager and the Trust may have advisory, management, service or other contracts with other individuals or entities, and may have other interests and businesses. When a security proposed to be purchased or sold for the Trust is also to be purchased or sold for other accounts managed by the Subadviser at the same time, the Subadviser shall make such purchases or sales on a pro rata, rotating or other equitable basis so as to avoid any one account being preferred over any other account.

         4. Subadviser's Compensation. The Manager shall pay to the Subadviser for its services hereunder a fee at the annual rate of 0.15% of the Fund's net assets under the Subadviser's management. Such fee shall be calculated and accrued on a monthly basis as a percentage of the Fund's month end net assets under the Subadviser's management, and shall be payable quarterly after the end of each calendar quarter on or before the 15th day of January, April, July and October of each year with respect to the preceding quarter. If this Contract shall be effective for only a portion of a calendar quarter, the aforesaid fee shall be prorated for that portion of such calendar quarter during which this Contract is in effect.

         5. Assignment and Amendment. This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event of the termination of the Management Contract between the Trust and the Manager insofar as it applies to the Fund; provided, that such termination shall not relieve either party of any liability incurred hereunder. The terms of this Contract shall not be changed unless such change is approved in accordance with the requirements of the 1940 Act, and as such requirements may be modified by rule, regulation or order of the Securities and Exchange Commission (the "SEC").

         6. Effective Period and Termination of this Contract.

                  (a) This Contract shall become effective on the date hereof and shall remain in full force and effect until two years from the date hereof and from year to year thereafter, but only so long as its continuance is approved annually in accordance with the requirements of the 1940 Act, and as such requirements may be modified by rule, regulation or order of the SEC, subject to the respective rights of the Trust, the Manager and the Subadviser to terminate this Contract as provided in paragraphs (b) and (c) hereof.

                  (b) The Trust or the Manager may at any time terminate this Contract by not more than sixty (60) days' nor less than thirty (30) days' written notice given to the Subadviser.

                  (c) The Subadviser may at any time terminate this Contract by not less than one hundred twenty (120) days' written notice given to the Trust and the Manager.

         7. Complete Agreement. This Contract states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with Section 5 hereof and the applicable requirements of the 1940 Act.

         8. Nonliability of the Subadviser. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or of reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Manager or the Trust, to any shareholder of the Fund, or to any person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder. Nothing herein, however, shall derogate from the Subadviser's obligations under applicable federal and state securities laws.

         9. Limitation of Liability of the Trustees, Officers and Shareholders. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Contract is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations under this Contract are not binding upon any of the Trustees, officers or shareholders of the Trust but are binding only upon the assets and property of the Fund.

         10. Notices. Any notice, instruction, request or other communications required or contemplated by this Contract shall be in writing and shall be duly given when deposited by first class mail, postage prepaid, addressed to (or delivered by hand with confirmation to) the Trust, the Manager or the Subadviser at the applicable address set forth below:

         If to Subadviser:

                  Parametric Portfolio Associates
                  1151 Fairview Avenue North
                  Seattle, Washington 98109

         If to Trust:

                  Clearwater Investment Trust
                  332 Minnesota Street, Suite 2100
                  St. Paul, Minnesota 55101-1394

         If to Manager:

                  Clearwater Management Co., Inc.
                  332 Minnesota Street, Suite 2100
                  St. Paul, Minnesota 55101-1394

         11. Disclosure Statement. The Manager and the Trust acknowledge receipt of the Subadviser's written disclosure statement required by Rule 204-3 under the Investment Advisers Act of 1940 not less than 48 hours prior to entering into this Contract.

         12. Governing Law. This Contract and all performance hereunder shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Minnesota.

         13. Any term or provision of this Contract which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Contract or affecting the validity or enforceability of any of the terms or provisions of this Contract in any other jurisdiction.

         14. This Contract may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their duly authorized officers and as of the day and year first written above.


                                            CLEARWATER INVESTMENT TRUST

                                            By: Philip W. Pascoe
                                                ------------------------------
                                            Name: Philip W. Pascoe
                                            Title: President


                                            CLEARWATER MANAGEMENT CO., INC.

                                            By: Philip W. Pascoe
                                                ------------------------------
                                            Name: Philip W. Pascoe
                                            Title: Chairman and Treasurer


                                            PARAMETRIC PORTFOLIO ASSOCIATES

                                            By: Aaron Singleton
                                                ------------------------------
                                            Name: Aaron Singleton
                                            Title: Chief Financial Officer